Exhibit 10.2

ARCHROCK PARTNERS, L.P.
FORM OF AWARD NOTICE AND AGREEMENT
UNIT AWARD FOR NON-EMPLOYEE DIRECTORS

Archrock GP LLC (the “Company”), as general partner of Archrock General Partner, L.P., which is the general partner of Archrock Partners, L.P. (the “Partnership”), has granted to you (the “Participant”) Common Units under the Archrock Partners, L.P. Long-Term Incentive Plan (as amended, the “Plan”), subject to the terms and conditions set forth in this Award Notice and Agreement (the “Award Notice”) and the Plan.  Unless otherwise defined herein, capitalized terms used in this Award Notice shall have the respective meanings ascribed to them in the Plan.

The material terms of your Award are as follows:

1.                                                              Award.  You have been granted Common Units of the Partnership (the “Award” or “Units”) subject to these terms and conditions.

2.                                                              Grant Date.  The Grant Date of your Award is the date on which this Award is approved by the Compensation Committee of the Board of Directors of the Company.

3.                                                              Rights as Unitholder.  You, or your executor, administrator, heirs, or legatees shall have the right to receive distributions on Units and all the other privileges of a unitholder of the Partnership.

4.                                                              No Right to Continued Service.  Nothing contained in this Award Notice shall confer upon you any right to continued service as a Director or limit in any way the right of the Company or any its Affiliates to terminate or modify the terms of your service at any time.

5.                                                              Withholding. The Company and its Affiliates may elect, with your consent, to withhold a sufficient number of Units that are otherwise issuable to you pursuant to your Award to satisfy any such withholding obligations.

6.                                                              Plan Governs.  Your Award and this Award Notice are subject to the terms of the Plan, a copy of which is available at no charge through your UBS account or which will be provided to you upon request as indicated in Section 11.  All the terms and conditions of the Plan, as may be amended from time to time, and any rules, guidelines and procedures which may from time to time be established pursuant to the Plan, are hereby incorporated into this Award Notice, including, but not limited to, Section 8(m) (“Compliance with Section 409A”) thereof. In the event of a discrepancy between this Award Notice and the Plan, the Plan shall govern.

7.                                                              Adjustments. This Award is subject to adjustment as provided in Section 7(c) of the Plan.

8.                                                              Modifications.  The Company may make any change to this Award Notice that is not adverse to your rights under this Award Notice or the Plan.

9.                                                              Non-Solicitation/Confidentiality Agreement. The greatest assets of the Partnership and its Affiliates (“Archrock” in this Section 9) are its employees, directors, customers, and confidential information.  In recognition of the increased risk of unfairly losing any of these assets to its competitors, Archrock has adopted this Non-Solicitation/Confidentiality Agreement as set forth in this Section 9, the terms of which you accept and agree to by accepting the Award.

In connection with your acceptance of the Award under the Plan, and in exchange for the consideration provided hereunder, you agree that you will not, during your service to Archrock, and for one year thereafter, directly or indirectly, for any reason, for your own account or on behalf of or together with any other person, entity or organization (a) call on or otherwise solicit any natural person who is employed by Archrock in any capacity with the purpose or intent of attracting that person from the employ of Archrock, or (b) divert or attempt to divert from Archrock any business relating to the provision of natural gas compression services without the prior written consent of Archrock. As further consideration for the grant of the Award, you agree that you will not, while in service to Archrock, or at any time thereafter, (i) make any independent use of, or disclose to any other person (except as authorized by Archrock) any confidential, nonpublic and/or proprietary information of Archrock, including, without limitation, information derived from reports, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, cost summaries, pricing formulae, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of Archrock nor (ii) by any manner or means, in public or in private, disparage, demean, insult or defame Archrock, its officers or directors.

If any court determines that any provision of this agreement, or any part thereof, is invalid or unenforceable, the remainder of this agreement shall not be affected and shall be given full effect, without regard to the invalid portions and the court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

You understand that this agreement is independent of and does not affect the enforceability of any other restrictive covenants by which you have agreed to be bound in any other agreement with Archrock.

Notwithstanding any other provision of this Award, the provisions of this Section 9 shall be governed, construed and enforced in accordance with the laws of the State of Texas, without giving effect to the conflict of law principles thereof.  Any action or proceeding seeking to enforce any provision of this Section 9 shall be brought only in the courts of the State of Texas or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and the parties consent to the jurisdiction of such courts in any such action or proceeding and waive any objection to venue laid therein.

10.                                                       Data Privacy.  You consent to the collection, use, processing and transfer of your personal data as described in this paragraph.  You understand that the Company and/or its Affiliates hold certain personal information about you (including your name, address and telephone number, date of birth, social security number, social insurance number, etc.) for the purpose of administering the Plan (“Data”).  You also understand that the Company and/or its Affiliates will transfer this Data amongst themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or its Affiliates may also transfer this Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for these purposes.  You also understand that you may, at any time, review the Data, require any necessary changes to the Data or withdraw your consent in writing by contacting the Company.  You further understand that withdrawing your consent may affect your ability to participate in the Plan.

11.                                                       Additional Information.  If you require additional information concerning your Award, contact the Company’s Stock Plan Administrator at 281.836.8055 or at mystock@archrock.com.  You may also contact UBS at 713.654.4713.

12.                                                       Participant Acceptance.  If you agree with the terms and conditions of this Award, please indicate your acceptance in UBS One Source by selecting “Accept.”  To reject the Award, select “Reject.”  Please note that if you reject the Award or do not accept the Award within 90 days of the Grant Date, the Award will be forfeited.